EXHIBIT 23.6

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated November 26, 1997, included in the Savoir Technology Group, Inc.'s Form 8-K/A dated September 30, 1997 (filed on December 12, 1997 and as amended on February 17, 1998), and to all references to our firm included in this Registration Statement.

                                                 ARTHUR ANDERSEN LLP

                                                 /s/ ARTHUR ANDERSEN LLP



San Antonio, Texas
February 17, 1998